EXHIBIT 5.1

                                January 16, 1998


Merisel, Inc.
200 Continental Blvd.
El Segundo, CA 90245

Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Merisel, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 8,000,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") issuable pursuant to the Merisel, Inc. 1997 Stock Award and Incentive Plan (the "Plan"), it is my opinion that such shares of Common Stock, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,

                                        /s/ Karen A. Tallman
                                        ---------------------
                                            Karen A. Tallman